Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Managed Accounts Portfolios Trust
333-140967, 811-22023


On January 1, 2011 a new Sub-Advisory Agreement went into effect for the above reference trust. Such
Agreement is attached as an exhibit to Form N-SAR.